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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Stericycle, Inc. 2000 Nonstatutory Stock Option Plan, of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries for the year ended December 31, 2003, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

Chicago, Illinois
May 10, 2004